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                                                                     EXHIBIT 5.1

                  OPINION AND CONSENT OF GREENBERG TRAURIG, LLP

                                                              September 15, 2005

Acacia Research Corporation
500 Newport Center Drive
Newport Beach, California 92660

         Re:      Acacia Research Corporation Registration Statement on Form S-3

Ladies and Gentlemen:


We have acted as counsel to Acacia Research Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale by the Company from time to time of shares of its Combimatrix Common Stock, par value $0.001 per share ("Common Stock"), of the Company (the "Shares"). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-112885), which was filed on February 17, 2004 and which has been declared effective by the Securities and Exchange Commission, including the prospectus which forms a part of such registration statement (the "Prospectus"), as supplemented from time to time by one or more prospectus supplements (each, a "Prospectus Supplement").

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Shares is not less than the aggregate par value of the Shares, and that, prior to any offering and sale of the Shares, the Company's board of directors (the "Board"), including any appropriate committee appointed thereby, will duly authorize the terms of and the prices at which the Shares are to be issued and sold.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of the Shares, if (i) the Registration Statement has become effective;
(ii) the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (iii) the Shares are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Shares and related matters; and (v) the terms of the Shares and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of the Company and the Delaware General Corporation Law so as not to violate any applicable law, the operative certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the Shares, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,


/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP